PROMISSORY NOTE

$2,000,000.00 **DALLAS, TEXAS** **MAY 13, 2011**

1. **Promise to Pay.** FOR VALUE RECEIVED, the undersigned, **HASCO MEDICAL INC.**, a Florida Corporation, whose address is 1416 West I-65 Service Road South, Mobile, Alabama 36693 (whether one or more, the "Maker"), promises to pay to the order of **HAROLD FREDERICK COMPTON, SR.** (referred to herein as "Payee" together with any subsequent holders of this Note) at Payee's address at 14809 Hampton Court, Dallas, Texas 75254, or at such other location as may be designated by Payee from time to time in writing, the principal sum of **TWO MILLION AND NO/100 DOLLARS ($2,000,000.00)**, together with interest from day to day on the outstanding principal balance of this Note at the annual rate set forth below and in strict accordance with the terms and provisions of this Note.

2. **Interest Rate.** Except as provided in Section 6 below, interest hereon shall accrue at a fixed rate of five percent (5.0%) per annum; provided, however, under no circumstances shall the rate of interest payable hereunder exceed the "Maximum Lawful Rate" (as defined below). Interest hereon shall be computed as if each year consisted of three hundred sixty-five (365) days. In other words, interest shall be computed on the basis of a fraction, the denominator of which is three hundred sixty-five (365) days and the numerator of which is the actual number of days elapsed during the period for which interest is being computed.

3. **Payments Required.** The principal and interest on this Note shall be due and payable in equal monthly installments of $21,213.00 each, beginning on August 15, 2011, and continuing on the fifteenth (15th) day of each and every calendar month thereafter during the remaining term of this Note; provided, however, the entire outstanding principal balance hereof, together with all accrued and unpaid interest thereon and any additional charges applicable as provided in this Note or any other Loan Documents (as defined herein), will be due and payable in full on May 13, 2021 (the "Maturity Date"), or upon the earlier maturity hereof, whether by acceleration of otherwise. All payments made by Maker hereunder shall be applied first to the reduction of accrued interest and other charges due hereunder and under any other Loan Documents (as herein defined), and the remainder, if any, shall be applied to principal. Principal amounts repaid may not be re-borrowed.

4. **Default.** At the option of Payee, the entire unpaid principal balance and accrued but unpaid interest owing hereon shall at once become due and payable without notice or demand upon the occurrence at any time of any of the following events (each, an "Event of Default"):

A. Default in the payment or performance of any obligation under this Note when due, whether by acceleration or otherwise;

B. Maker suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty (30) days;

C. Any Maker commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes action to authorize any of the foregoing; or

D. Any Maker suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or part of its assets in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty (60) days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it.

5. **Waiver.** The failure to exercise the option to accelerate the maturity of this Note upon the happening of any Event of Default hereunder shall not constitute a waiver of the right of Payee to exercise the same or any other option at the time or at any subsequent time with respect to such Event of Default or any other Event of Default hereunder. The remedies of Payee, as provided in this Note or any other Loan Documents, or otherwise available, shall be cumulative and concurrent and may be pursued separately, successively or together, as often as occasion therefor shall arise, at the sole discretion of Payee. The acceptance by Payee of any payment under this Note which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of, or impair, reduce, release or extinguish, any of the rights or remedies of Payee to exercise the foregoing option or any other option granted Payee in this Note or any other Loan Documents at that time or at any subsequent

time, or nullify any prior exercise of any such option. Maker and all other parties now or hereafter liable for the payment hereof, whether as endorser, guarantor, surety or otherwise, each, individually and severally, waive demand, presentment, notice of dishonor, notice of intention to accelerate the indebtedness evidenced hereby (except as may be otherwise provided herein), notice of the acceleration of the maturity hereof, diligence in collecting, grace, notice and protest, and consent to all extensions which from time to time may be granted by Payee and to all partial payments hereon, whether before or after maturity.

6. **Default Rate Interest; Late Charges; Dishonored Checks.** After any Event of Default or after the Maturity Date, past-due principal and interest shall bear interest at a rate (the "Default Rate") equal to the lesser of: (i) the Maximum Lawful Rate, or (ii) eighteen percent (18%) per annum. In addition, if any payment is not received in full by Payee within ten (10) days of the date when due, then Maker shall also pay to Payee a late charge in an amount equal to five percent (5%) of the amount of such overdue payment.

7. **Attorneys' Fees and Expenses.** If any amount payable under this Note is not paid when due, and Payee places its claim therefor in the hands of an attorney, or if it is collected through a bankruptcy, probate or other court, whether before or after maturity, all costs of collection, including, but not limited to, reasonable attorneys' fees and costs incurred by Payee, shall be added to and form a part of the obligations due under this Note. Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees incurred by the holder hereof on account of such collection, whether or not suit is filed.

8. **Prepayment.** Maker shall have the right to prepay, at any time and from time to time, all or any portion of the outstanding principal balance hereof (all such prepayments shall be applied first to accrued but unpaid interest hereon, and the balance thereof to the outstanding principal balance hereof). All amounts of principal so prepaid and received by Maker will be applied to the last maturing installment of this Note in their inverse order of maturity. Principal amounts prepaid may not be re-borrowed.

9. **General Interest and Usury Provisions.**

(a) Savings Clause. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply strictly with the applicable Texas law and United States federal law governing the maximum rate or amount of interest payable on the indebtedness evidenced by this Note and the Related Indebtedness (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Maker and Payee related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Payee's exercise of the option to accelerate the maturity of this Note and/or the Related Indebtedness, or (iii) Maker will have paid or Payee will have received by reason of any voluntary prepayment by Maker of this Note and/or the Related Indebtedness, then it is Maker's and Payee's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Payee shall be credited on the principal balance of this Note and/or the Related Indebtedness (or, if this Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Maker), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Maker and Payee agree that Payee shall, with reasonable promptness after Payee discovers or is advised by Maker that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Maker and/or credit such excess interest against this Note and/or any Related Indebtedness then owing by Maker to Payee. Maker hereby agrees that as a condition precedent to any claim seeking usury penalties against Payee, Maker will provide written notice to Payee, advising Payee in reasonable detail of the nature and amount of the violation, and Payee shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Maker or crediting such excess interest against this Note and/or the Related Indebtedness then owing by Maker to Payee. All sums contracted for, charged, taken, reserved or received by Payee for the use, forbearance or detention of any debt evidenced by this Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to this Note and/or any of

the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

(b) Ceiling Election. To the extent that Payee is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Note and/or any other portion of the Indebtedness, Payee will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Payee to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Payee will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Payee may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Maker as provided by applicable law now or hereafter in effect.

(c) Definitions.

(i) As used hereunder, the term "Maximum Lawful Rate" shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Payee in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that such law permits Payee to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges made in connection with the transaction evidenced by this Note and the other Loan Documents.

(ii) As used hereunder, the term "Charges" shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, taken, received or reserved by Payee in connection with the transactions relating to this Note and the other Loan Documents, which are treated as interest under applicable law.

(iii) As used hereunder, the term "Related Indebtedness" shall mean any and all indebtedness paid or payable by Maker to Payee pursuant to the Loan Documents or any other communication or writing by or between Maker and Payee related to the transaction or transactions that are the subject matter of the Loan Documents, except such indebtedness which has been paid or is payable by Maker to Payee under this Note.

10. **Applicable Law.** **EXCEPT WHERE FEDERAL LAW IS APPLICABLE (INCLUDING, WITHOUT LIMITATION, ANY FEDERAL USURY CEILING OR OTHER FEDERAL LAW WHICH, FROM TIME TO TIME, IS APPLICABLE TO THE INDEBTEDNESS EVIDENCED HEREIN AND WHICH PREEMPTS STATE USURY LAWS), THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE.**

11. **Notices.** All notices given hereunder must be in writing and shall be deemed to have been given and received upon the earlier of (a) actual receipt or (b) deposit in the United States mail, registered or certified mail, return receipt requested and addressed to Maker or Payee at the address specified above, or to such other address as may be specified by Maker or Payee pursuant to a notice to the other party which complies with this paragraph.

12. **Joint and Several Liability; Cumulative Rights.** If the Maker consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Maker under this Note. No delay on the part of the holder of this Note in the exercise of any power or right under this Note or under any of the other documents executed in connection with the loan evidenced by the Note (said Note and other documents being referred to herein, individually and collectively, as the "Loan Documents"), shall operate as a waiver thereof, nor shall a single or partial exercise of any such power or right. Enforcement by the holder of this note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

13. **STATUTORY NOTICE. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE CONTENTS HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.**

14. **Successors and Assigns.** All of the covenants, stipulations, promises and agreements in this Note contained by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not; provided, however, that Maker may not,

without the prior written consent of Payee, assign any rights, duties, or obligations under this note. Without the consent of Maker, Payee may, in its sole discretion, at any time or from time to time while any portion of the indebtedness evidenced hereby remains unpaid, transfer, sell, assign or pledge this Note (or any portion thereof) and any of the other Loan Documents.

15. Waiver of Jury Trial. MAKER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF PAYEE OR MAKER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH PAYEE OR MAKER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

16. Submission to Jurisdiction. THIS NOTE IS EXECUTED AND DELIVERED AS AN INCIDENT TO A LENDING TRANSACTION NEGOTIATED AND CONSUMMATED IN DALLAS COUNTY, TEXAS. MAKER, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, HEREBY IRREVOCABLY (I) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS IN TEXAS, (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR IN THE FUTURE HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY LOAN DOCUMENT BROUGHT IN THE DISTRICT COURT OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, (III) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM, AND (IV) AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY OF THE LOAN DOCUMENTS ARISING OUT OF OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN ONE OF THE FOREGOING COURTS. MAKER HEREBY AGREES THAT SERVICE OF PROCESS UPON MAKER MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED HEREIN. NOTHING HEREIN SHALL AFFECT THE RIGHT OF PAYEE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF PAYEE TO BRING ANY ACTION OR PROCEEDING AGAINST MAKER OR WITH RESPECT TO ANY OF MAKER'S PROPERTY IN COURTS IN OTHER JURISDICTIONS. THE SCOPE OF EACH OF THE FOREGOING WAIVERS IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. MAKER ACKNOWLEDGES THAT THESE WAIVERS ARE A MATERIAL INDUCEMENT TO PAYEE'S AGREEMENT TO ENTER INTO THE AGREEMENTS AND OBLIGATIONS EVIDENCED BY THE LOAN DOCUMENTS, THAT PAYEE HAS ALREADY RELIED ON THESE WAIVERS AND WILL CONTINUE TO RELY ON EACH OF THESE WAIVERS IN RELATED FUTURE DEALINGS. THE WAIVERS IN THIS SECTION ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS APPLY TO ANY FUTURE RENEWALS, EXTENSIONS, AMENDMENTS, MODIFICATIONS, OR REPLACEMENTS IN RESPECT OF ANY AND ALL OF THE APPLICABLE LOAN DOCUMENTS. IN CONNECTION WITH ANY LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and date first written above.

MAKER:

HASCO Medical Inc.,
a Florida Corporation

By: ______________________________

____
(name printed)

Title: ______________________________